As filed with the Securities and Exchange Commission on September 9, 2021

Registration No. 333-220046

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________
Post-Effective Amendment No. 51
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________________________
Hines Global Income Trust, Inc.
(Exact name of registrant as specified in governing instruments)
__________________________________

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121	J. Shea Morgenroth 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121
(Address, including zip code, and telephone number, including, area code, of principal executive offices)	(Name and address, including zip code, and telephone number, including area code, of agent for service)
__________________________________
With copies to:
Alice L. Connaughton
Morrison & Foerster LLP
2100 L Street, NW
Suite 900
Washington, DC 20037
(202) 887-1500
_________________________________

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed pursuant to Rule 462(d) under the Securities Act and will be effective upon filing.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ Registration No. 333-220046

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑
Smaller reporting company ☐		Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

This Post-Effective Amendment No. 51 to the Registration Statement on Form S-11 (Registration No. 333-220046) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

Deregistration of Securities

In accordance with the undertaking of Hines Global Income Trust, Inc. (formerly known as Hines Global REIT II, Inc.) (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-220046) initially declared effective on December 6, 2017 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 51 to the Registration Statement to terminate the registration and deregister $44,808,123 of unsold shares of its common stock (the “Remaining Shares”).

Pursuant to this Registration Statement, the Company registered $2,500,000,000 of shares of its common stock, including $500,000,000 of shares to be sold pursuant to its distribution reinvestment plan. The Company sold $925,191,877 of shares of its common stock pursuant to this Registration Statement. In addition, the Company carried forward $1,530,000,000 of unsold shares of common stock to its registration statement on Form S-11 (File No. 333-251136) for its third public offering of common stock, which took effect on June 2, 2021, immediately following the termination of the offering pursuant to this Registration Statement. By filing this Post-Effective Amendment No. 51 to the Registration Statement, the Company hereby deregisters the Remaining Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on September 9, 2021.

HINES GLOBAL INCOME TRUST, INC.
By:	/s/ Jeffrey C. Hines
Jeffrey C. Hines Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines	Chief Executive Officer and Chairman of the Board of Directors	September 9, 2021
Jeffrey C. Hines	(Principal Executive Officer)

/s/ J. Shea Morgenroth	Chief Financial Officer	September 9, 2021
J. Shea Morgenroth	(Principal Financial Officer)

/s/ A. Gordon Findlay	Chief Accounting Officer and Treasurer	September 9, 2021
A. Gordon Findlay	(Principal Accounting Officer)

*	Director	September 9, 2021
Humberto Cabañas

*	Director	September 9, 2021
Dougal A. Cameron

*	Director	September 9, 2021
John O. Niemann, Jr.

*	Director	September 9, 2021
David L. Steinbach

* Signed on behalf of the named individuals by J. Shea Morgenroth under power of attorney.